Exhibit 10.5

STAR PEAK CORP II
1603 Orrington Avenue, 13th Floor
Evanston, IL 60201

January 8, 2021

Star Peak Sponsor II LLC
1603 Orrington Avenue, 13th Floor
Evanston, IL 60201

Ladies and Gentlemen:

This letter agreement will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Star Peak Corp II (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

i.	Star Peak Sponsor II LLC (the “Sponsor”) shall take steps directly or indirectly to make available to the Company, at 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201 (or any successor location), certain office space, secretarial and administrative services as may be required by the Company from time to time. In exchange therefor, the Company shall pay Sponsor the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date; and

ii.	Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO, and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

STAR PEAK CORP II

By:	/s/ Michael D. Wilds
Name: Michael D. Wilds
Title: Chief Financial Officer and Chief Accounting Officer

AGREED TO AND ACCEPTED BY:

STAR PEAK SPONSOR II LLC

By: MTP Energy Management LLC
Its: Sole Member

By: Magnetar Financial LLC
Its: Sole Member

By:	/s/ Eric Scheyer
	Name:	Eric Scheyer
	Title:	Authorized Signatory

[Signature page to Administrative Services Agreement]